Exhibit 5-1

March 16, 2007

Energy East Corporation
52 Farm View Drive
New Gloucester, Maine 04260

Re:                   Registration of Securities of Energy East Corporation

Ladies and Gentlemen:

We are acting as counsel for Energy East Corporation, a New York corporation  (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-3 filed on the date hereof (the “Registration Statement”) relating to the following securities of the Company:  (i) common stock, par value $0.01 per share (the “Common Stock”); (ii) preferred stock, par value $0.01 per share (the “Preferred Stock”); (iii) senior debt securities (the “Senior Debt Securities”); and (iv) junior subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”). The Common Stock, the Preferred Stock and the Debt Securities are referred to herein as the “Offered Securities.”  The Offered Securities will be issued from time to time pursuant to the provisions of Rule 415 under the Securities Act.

The Debt Securities may be issued in one or more series pursuant to the Indenture for the Senior Debt Securities (the “Senior Indenture”) or the Subordinated Indenture for the Subordinated Debt Securities (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”), between the Company and The Bank of New York, as trustee, each of which is incorporated by reference in the Registration Statement.

In connection with the opinions expressed below, we have examined the Company’s Restated Certificate of Incorporation, as amended, the Company’s by-laws, certain resolutions of the Company related to the Registration Statement, the Registration Statement, the Indentures and originals (or copies certified or otherwise identified to our satisfaction) of such other corporate records, certificates and other documents as we have considered necessary for the

Energy East Corporation
March 16, 2007

purposes hereof.  In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents.  As to any facts material to our opinions, we have, when relevant facts were not independently established, relied upon the aforesaid records, certificates and documents.

Based upon and subject to the foregoing, and subject to the further limitations, qualifications and assumptions contained herein, we are of the opinion that:

1.                                       Assuming that shares of Common Stock and the terms of the offering thereof and related matters have been duly authorized and that the Registration Statement is effective under the Securities Act, when certificates representing such shares of Common Stock have been duly executed, authenticated, issued, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement and the terms of any other Offered Securities pursuant to which shares of Common Stock may be issued, such shares of Common Stock (including any shares of Common Stock that may be issued upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Offered Securities) will be validly issued, fully paid and nonassessable.

2.                                       Assuming that shares of Preferred Stock and the terms of the offering thereof and related matters have been duly authorized and that the Registration Statement is effective under the Securities Act, when (i) the terms of a class or series of Preferred Stock have been duly and properly authorized for issuance and an amendment to the Restated Certificate of Incorporation of the Company (as amended) classifying the shares of Preferred Stock and setting forth the terms thereof has been filed with the New York Secretary of State and (ii) certificates representing such shares of Preferred Stock have been duly executed, authenticated, issued, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement and the terms of any other Offered Securities pursuant to which shares of Preferred Stock may be issued, such shares of Preferred Stock (including any shares of Preferred Stock that may be issued upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Offered Securities) will be validly issued, fully paid and nonassessable.

3.                                       The execution and delivery of the Indentures have been duly authorized by the Company.  Assuming that any Debt Securities and any supplemental indenture to be entered into in connection with the issuance of such Debt Securities have been duly and properly authorized and that the Registration Statement is effective under the Securities Act, when (i) a supplemental indenture in respect of such Debt Securities has been duly executed and delivered, (ii) the terms of such Debt

Energy East Corporation
March 16, 2007

Securities have been duly established in accordance with the applicable Indenture and the applicable supplemental indenture relating to such Debt Securities so as not to violate any applicable law or result in a default under or breach of any agreement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (iii) certificates representing such Debt Securities have been duly executed and authenticated in accordance with any applicable Indenture and the applicable supplemental indenture relating to such Debt Securities and duly issued and delivered by the Company in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement and the terms of any other Offered Securities pursuant to which such Debt Securities may be issued, such Debt Securities (including any Debt Securities duly issued upon exchange or conversion of any shares of any other Offered Securities) will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, rehabilitation, fraudulent transfer or similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity, regardless of whether such principles are considered in a proceeding in equity or at law.

We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States of America.

We express no opinion as to the application of the securities or blue sky laws of the several states to the sale of the Offered Securities.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and the use of our name under the heading “Legal Matters” in the Prospectus forming a part of the Registration Statement and in any amendments or supplements to the Registration Statement and Prospectus.  In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ LeBoeuf, Lamb, Greene & MacRae LLP